Exhibit 10.26

ACTUANT CORPORATION

2002 STOCK PLAN

I. INTRODUCTION

1.01 Purpose. This plan shall be known as the Actuant Corporation 2002 Stock Option Plan (the “Plan”). The purpose of the Plan is to provide incentive for key employees of Actuant Corporation and its Subsidiaries to improve corporate performance on a long-term basis, and to attract and retain key employees.

1.02 Effective Date. The effective date of the Plan shall be November 7, 2002, subject to approval of the Plan by the Company’s shareholders. Any Award granted prior to such shareholder approval shall be expressly conditioned upon such shareholder approval of the Plan.

II. PLAN DEFINITIONS

2.01 Definitions. For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

(a) “Award” shall mean the grant of any form of stock option or restricted stock.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(d) “Compensation Committee” shall mean the Compensation Committee of the Board, as described in Section 4.01.

(e) “Company” shall mean Actuant Corporation, or any entity that is a successor to the Company.

(f) “Company Stock” shall mean common stock of the Company and such other stock and securities as may be substituted therefor pursuant to Section 3.02.

(g) “Eligible Employee” shall mean any regular salaried employee of the Company or a Subsidiary who satisfies all of the requirements of Section 5.01.

(h) “Fair Market Value” on any date shall mean, with respect to Company Stock, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National

Market System, the mean of the high and low sale prices recorded in composite transactions. In the absence of reported sales on such date, or if the stock is not so listed or quoted, but is traded in the over-the-counter market, “Fair Market Value” shall be the mean of the closing bid and asked prices for such shares on such date or, if not so reported as obtained from a bona fide market maker in such shares.

(i) “Grantee” shall mean any person who has been granted an Award, under the Plan.

(j) “Option Period” shall mean the period of time provided pursuant to Section 6.04 within which a stock option may be exercised.

(k) “Subsidiary” shall mean any corporation now or hereafter in existence in which the Company owns, directly or indirectly, a voting stock interest of more than fifty percent (50%).

III. SHARES SUBJECT TO OPTION

        3.01 Available Shares. The maximum number of shares of Company Stock with respect to which Awards may be granted under the Plan shall be 3,000,000, provided that the number of shares of restricted Company Stock which may be granted under the Plan shall not exceed

500,000. Shares subject to and not issued under an option which expires, terminates, is canceled or forfeited for any reason under the Plan and shares of restricted Company Stock which have been forfeited before the Grantee has received any benefits of ownership, such as dividends from the forfeited shares, shall again become available for the granting of Awards.

3.02 Changes in the Number of Available Shares. If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Company Stock, resulting in a split or combination or exchange of shares, the aggregate number and kind of shares which may thereafter be offered under the Plan shall be proportionately and approximately adjusted and the number and kind of shares then subject to options granted to employees under the Plan and the per share option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefor.

IV. ADMINISTRATION

4.01 Administration by the Compensation Committee. The Plan shall be administered by the Compensation Committee of the Board, or such other Compensation Committee of the Board as the Board may from time to time determine. The Compensation Committee shall be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) and Section 162(m) of the Code.

        4.02 Compensation Committee Powers. The Compensation Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan and, in its discretion, may modify, extend or renew any option theretofore granted; provided, however that the Compensation Committee may not amend any such option to reduce the exercise price. The Compensation Committee shall also have authority to interpret the Plan, and the decision of the Compensation Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The Compensation Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Compensation Committee may adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Employees who are foreign nationals or employed outside of the United States.

Subject to the provisions of the Plan, the Compensation Committee shall have full and final authority to:

(a)	designate the persons to whom Awards shall be granted;

(b)	grant Awards in such form and amount as the Compensation Committee shall determine;

(c)	impose such limitations, restrictions and conditions upon any such Award as the Compensation Committee shall deem appropriate, and

(d)	waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Compensation Committee shall deem appropriate.

V. PARTICIPATION

5.01 Eligibility. Key employees of the Company and its Subsidiaries (including officers and employees who may be members of the Board) who, in the sole opinion of the Compensation Committee, contribute significantly to the growth and success of the Company or a Subsidiary shall be eligible for Awards under the Plan. From among all such Eligible Employees, the Compensation Committee shall determine from time to time those Eligible Employees to whom Awards shall be granted. No Eligible Employee may be granted an Award or Awards covering more than one hundred thousand (100,000) shares of Company Stock in any calendar year. No Eligible Employee shall have any right whatsoever to receive an Award unless so determined by the Compensation Committee.

5.02 No Employment Rights. The Plan shall not be construed as conferring any rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company or any Subsidiary to terminate the employment of any person or to take any other action affecting such person.

VI. STOCK OPTIONS

6.01 General. Stock options granted under the Plan may be in the form of incentive stock options (within the meaning of the Code) or nonqualified stock options. Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the Grantee which shall contain the terms and conditions required by this Article VI, and such other terms and conditions, not inconsistent herewith, as the Compensation Committee may deem appropriate in each case.

6.02 Option Price. The price at which each share of Company Stock covered by an option may be purchased shall be determined in each case by the Compensation Committee and set forth in each stock option agreement. In no event shall such price be less than one hundred percent (100%) of the Fair Market Value of the Company Stock when the option is granted. Employees who own, directly or indirectly, within the meaning of Code 425(d), more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary corporation shall not be eligible to receive an incentive stock option hereunder unless the purchase price per share under such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of 5 years from the date such option is granted.

6.03 Date Option Granted. For purposes of the Plan, a stock option shall be considered as having been granted on the date on which the Compensation Committee authorized the grant of the option, except where the Compensation Committee has designated a later date, in which event the later date shall constitute the date of grant of the option; provided, however, that in either case notice of the grant of the option shall be given to the employee within a reasonable time.

6.04 Period for Exercise. Each stock option agreement shall state the period or periods of time within which the option may be exercised by the Grantee, in whole or in part, which shall be the period or periods of time as may be determined by the Compensation Committee, provided that:

(a) No option granted under this Plan may be exercised prior to shareholder approval of the Plan,

(b) No Option Period for a stock option may exceed ten (10) years from the date the option is granted, and

(c) No option may be treated as an incentive stock option unless the Grantee exercises the option while employed by the Company or a Subsidiary or within three months after termination of employment, or if termination is caused by death or disability, within one year after such termination.

6.05 Special Rule for Incentive Stock Options. For so long as Section 422 (or any successor provision) of the Code so provides, the aggregate Fair Market Value (determined as of the date the incentive stock option is granted) of the number of shares with respect to which incentive stock options are exercisable for the first time by a Grantee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code.

6.06 Method of Exercise. Subject to Section 6.04, each option may be exercised in whole or in part from time to time as specified in the stock option agreement. Each Grantee may exercise an option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased, accompanied by payment in full of the purchase price therefor. The purchase price may be paid in cash, by check, or, with the approval of the Compensation Committee, by delivering shares of Company Stock which have been beneficially owned by the Grantee, the Grantee’s spouse, or both of them for a period of at least six months prior to the time of exercise (“Delivered Stock”) or a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the option. No Grantee shall be under any obligation to exercise any option hereunder. The holder of an option shall not have any rights of a stockholder with respect to the shares subject to the option until such shares shall have been delivered to him or her.

6.07 Merger, Consolidation or Reorganization. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Compensation Committee may, subject to the approval of the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised option pursuant to either clause (a) or (b) below:

(a)	Appropriate provision may be made for the protection of such option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof; or

(b)	The Compensation Committee may cancel such option. In such event, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the employee an amount of cash (less normal withholding taxes) equal to the excess of the highest Fair Market Value per share of the Company Stock during the 60-day period immediately preceding the merger, consolidation or reorganization over the option exercise price, multiplied by the number of shares subject to such option.

6.08 Substitute Options. Notwithstanding the provisions of Sections 6.02 and 6.03 above, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Eligible Employees on account of such transaction may be granted options in substitution for options granted by their former employer. If such substitute options are granted, the Compensation Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute options shall have an exercise price less than one hundred (100%) of the Fair Market Value of the shares on the grant date.

6.09 Deferral of Stock Option Gain. The Compensation Committee may permit, in its discretion, an optionee who exercises a stock option to defer the taxable income attributable to such exercise. In the event the Compensation Committee elects to permit such deferrals, the Compensation Committee shall identify the optionees to whom such deferral elections shall be made available and establish procedures for implementing such deferrals. An optionee who defers a stock option gain under this Plan or any other Company stock option plan shall be credited with deemed dividends under this Plan on such terms as the Compensation Committee shall prescribe. All deferrals which are permitted under this section and all deemed dividends shall be distributed in Actuant Corporation common stock.

VII. RESTRICTED STOCK

7.01 Administration. Shares of restricted stock may be issued either alone or in addition to other Awards granted under the Plan; provided that a maximum of 50,000 shares of restricted stock may be granted in any calendar year. The Compensation Committee shall determine the Eligible Employees to whom and the time or times at which grants of restricted stock will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. The Compensation Committee may condition the grant of restricted stock upon the attainment of specified levels of revenue, earnings per share, net income, return on assets, return on sales, customer satisfaction, stock price, costs, individual performance measures or such other factors or criteria as the Compensation Committee shall determine. The provisions of restricted stock Awards need not be the same with respect to each recipient.

        7.02 Awards and Certificates. Each individual receiving a restricted stock Award shall be issued a certificate in respect of such shares of restricted stock. Such certificate shall be registered in the name of such individual and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Actuant Corporation Stock Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Actuant Corporation.”

The Compensation Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any restricted stock Award, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Company Stock covered by such Award.

7.03 Terms and Conditions. Shares of restricted stock shall be subject to the following terms and conditions:

(a)	Restricted stock Awards that are conditioned upon the Grantee’s continued employment with the Company may not become fully vested earlier than three years from the date of grant and restricted stock Awards that are based upon performance factors may not become fully vested prior to one year from the date of grant.

(b)	Until the applicable restrictions lapse, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock.

(c)	The Grantee shall have, with respect to the shares of restricted stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Compensation Committee, cash dividends shall be automatically paid in cash and dividends payable in Company Stock shall be paid in the form of additional restricted stock.

(d)	Except to the extent otherwise provided in the applicable Restricted Stock Agreement and (e) below, all shares still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s employment for any reason.

(e)	In the event of hardship or other special circumstances of a Grantee whose employment is involuntarily terminated (other than for cause), the Compensation Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s shares of restricted stock.

(f)	If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Grantee.

(g)	Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

VIII. WITHHOLDING TAXES.

8.01 General Rule. Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of an option or the lapse of stock restrictions. The Company may require, as a condition to the exercise of an option or the issuance of a stock certificate, that the Grantee concurrently pay to the Company (either in cash or, at the request of Grantee but in the discretion of the Compensation Committee and subject to such rules and regulations as the Compensation Committee may adopt from time to time, in shares of Delivered Stock) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise or lapse of restrictions, in such amount as the Compensation Committee or the Company in its discretion may determine.

8.02 Withholding from Shares to be Issued. In lieu of part or all of any such payment, the Grantee may elect, subject to such rules and regulations as the Compensation Committee may adopt from time to time, or the Company may require that the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

8.03 Special Rule for Insiders. Any such request or election (to satisfy a withholding obligation using shares) by an individual who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 shall be made in accordance with the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

IX. GENERAL

9.01 Nontransferability. No Award shall be transferable by a Grantee otherwise than by will or the laws of descent and distribution, provided that in accordance with Internal Revenue Service guidance, the Compensation Committee, in its discretion, may grant nonqualified stock options that are transferable, without payment of consideration, to family members of the Grantee or to trusts or partnerships for such family members. The Compensation Committee may also amend outstanding stock options to provide for such transferability.

9.02 General Restriction. Each Award shall be subject to the requirement that if at any time the Board or the Compensation Committee shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of securities thereunder, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Compensation Committee.

9.03 Expiration and Termination of the Plan. The Plan will terminate ten (10) years after the effective date of the Plan, except as to Awards then outstanding under the Plan, which Awards shall remain in effect until they have been exercised, the restrictions have lapsed or the Awards have expired or been forfeited. The Plan may be abandoned or terminated at any time by the Board of Directors of the Company, except with respect to any Awards then outstanding under the Plan.

        9.04 Amendments. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall be made without shareholder approval where such change would be required in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) or the Code, increase the number of shares available for issuance (other than as provided in Section 3.02), or decrease the minimum option price under Section 6.02. Subject to the terms and conditions and within the limitations of the Plan, the Compensation Committee may modify, extend or renew outstanding Awards granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), or authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an Award (either directly or through modification of the Plan) shall, without the consent of the Grantee, alter or impair any rights of the Grantee under the Award. In no event shall the Compensation Committee cancel any outstanding option for the purpose of reissuing the option to the Grantee at a lower exercise price without shareholder approval unless the new option is granted to reflect stock splits, stock dividends, spin-offs or transactions in which the new option preserves the same economic terms as the outstanding option.

9.05 Construction. Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.